                                                      Pursuant to Rule 424(b)(3)
                                                              File No. 333-41442

                            SUPPLEMENT TO PROSPECTUS
                              DATED AUGUST 3, 2000
                          MAXIM PHARMACEUTICALS, INC.

                               December 13, 2000
                            ------------------------

    The Prospectus dated August 3, 2000, as declared effective on August 3, 2000, and as supplemented on October 6, 2000 and October 20, 2000, is hereby further supplemented as follows to restate, in its entirety, the "Selling Stockholders" section on pages 12-13 of the Prospectus.

                              SELLING STOCKHOLDERS

    We are registering for resale certain shares of our common stock held by the selling stockholders identified below, including shares of our common stock issuable upon the exercise of outstanding warrants. The following table sets forth:

    - the name of the selling stockholders;

    - the number and percent of shares of our common stock that the selling stockholders beneficially owned prior to the offering for resale of any of the shares of our common stock being registered by the registration statement of which this prospectus is a part;

    - the number of shares of our common stock that may be offered for resale for the account of the selling stockholders pursuant to this prospectus; and

    - the number and percent of shares of our common stock to be held by the selling stockholders after the offering of the resale shares (assuming all of the resale shares are sold by the selling stockholders).

    This information is based upon information provided by selling stockholders, schedules 13G and/or other public documents filed with the SEC, and assumes the sale of all of the resale shares by the selling stockholders. The term "selling stockholders" includes the stockholders listed below and their transferees, pledgees, donees or other successors. The applicable percentages of ownership are based on an aggregate of 22,687,736 shares of common stock issued and outstanding as of June 16, 2000.

    In connection with our acquisition of Cytovia, Inc., we agreed to register common stock for those stockholders for resale. We are unable to determine the exact number of shares that actually have been or will be sold.

                                                                                              SHARES
                                                  SHARES BENEFICIALLY                      BENEFICIALLY
                                                    OWNED PRIOR TO                         OWNED AFTER
                                                       OFFERING          NUMBER OF           OFFERING
                                                  -------------------   SHARES BEING   --------------------
              SELLING STOCKHOLDERS                 NUMBER    PERCENT      OFFERED       NUMBER     PERCENT
------------------------------------------------  --------   --------   ------------   --------   ---------
SBIC Partners II, L.P...........................  308,991     1.36%        308,991          --           --
Crosspoint Venture Partners 1997................  154,495         *        154,495          --           --
  Crosspoint Associates
    1997 LLC(1).................................   32,132         *         32,132          --           --
  Shott Capital Management
    SBC Master Pension Trust(1).................   12,210         *         12,210          --           --
  The William & Flora Hewlett Foundation(1).....   12,210         *         12,210          --           --
  Northern Trust Company as Trustee for Lucent
    Technologies Inc. Master Pension Trust(1)...   11,224         *         11,224          --           --
  Harvard Private Capital Holdings, Inc.(1).....   10,466         *         10,466          --           --
  Church Pension Fund(1)........................    8,720         *          8,720          --           --
  Massachusetts Institute of Technology(1)......    8,720         *          8,720          --           --
  Shott Capital Management for Wellcome
    Trust(1)....................................    8,720         *          8,720          --           --
  Yale University(1)............................    8,720         *          8,720          --           --
  Leeway & Co.(1)...............................    7,090         *          7,090          --           --
  Milder Community Property Trust(1)............    6,366         *          6,366          --           --
  Rich Shapero(1)...............................    6,362         *          6,362          --           --
  Robert Hoff(1)................................    6,362         *          6,362          --           --
  Seth D. Nelman & Lauren Speeth Trustees(1)....    6,362         *          6,362          --           --
  Mellon Bank, N.A. as Trustee for the Bell
    Atlantic Master Trust(1)....................    6,104         *          6,104          --           --
  Shott Capital Management for University of
    Chicago(1)..................................    5,232         *          5,232          --           --

                                                                                              SHARES
                                                  SHARES BENEFICIALLY                      BENEFICIALLY
                                                    OWNED PRIOR TO                         OWNED AFTER
                                                       OFFERING          NUMBER OF           OFFERING
                                                  -------------------   SHARES BEING   --------------------
              SELLING STOCKHOLDERS                 NUMBER    PERCENT      OFFERED       NUMBER     PERCENT
------------------------------------------------  --------   --------   ------------   --------   ---------
  Rector and Visitors of the University of
    Virginia(1).................................    5,232         *          5,232          --           --
  John B. and Christine J. Mumford Trust(1).....    5,078         *          5,078          --           --
  HarbourVest Partners V--Partnership Fund
    LP(1).......................................    4,486         *          4,486          --           --
  M.C. Partners III LLC(1)......................    2,616         *          2,616          --           --
  Computrol Limited, BVI(1).....................    1,744         *          1,744          --           --
  Harvard Master Trust(1).......................    1,744         *          1,744          --           --
  Norwest Equity Capital, LLC(1)................    1,744         *          1,744          --           --
  Shott Capital Management for Walton Ventures,
    LLC(1)......................................    1,744         *          1,744          --           --
  HarbourVest Partners V--Parallel Partnership
    Fund LP(1)..................................      748         *            748          --           --
  Barbara N. Lubash(1)..........................      322         *            322          --           --
  Mumford Special Trust #1(1)...................      320         *            320          --           --
  Mumford Special Trust #2(1)...................      320         *            320          --           --
  Mumford Special Trust #3(1)...................      320         *            320          --           --
  Mumford Special Trust #4(1)...................      320         *            320          --           --
  George A. Needham(1)..........................      218         *            218          --           --
  Okoboji Trust dated 6/19/85(1)................      218         *            218          --           --
  Dench Living Trust dated 6/16/94(1)...........      174         *            174          --           --
  Safi U. Qureshey Family Trust(1)..............      174         *            174          --           --
  Stradling, Yocca, Carlson & Rauth Investment
    Partnership of 1982(1)......................      130         *            130          --           --
  Andre Touma(1)................................       88         *             88          --           --
  Andrew Alcon(1)...............................       88         *             88          --           --
  Brody Family Trust U/D/T 8/15/86(1)...........       88         *             88          --           --
  C. Preston Butcher & Carolyn F. Butcher TTEES
    CPB/CFB Revocable Trust U/D/T dated
    2/2/98(1)...................................       88         *             88          --           --
  Howard S. Flagg(1)............................       86         *             86          --           --
  John B. Mumford & Christine J. Mumford Trust
    U/D/T dated 10/13/83(1).....................       86         *             86          --           --
  Kenneth & Roberta Eldred Revocable Trust U/A
    dated 1/28/83 Kenneth & Roberta Eldred
    TTEES(1)....................................       86         *             86          --           --
  Silicon Valley Bancshares(1)..................       86         *             86          --           --
  Wallace R. Hawley Family Holdings, Ltd.(1)....       86         *             86          --           --
  Alan and Terri Hoops Trust UTD 6/17/87(1).....       44         *             44          --           --
  Barbara A. Cannon(1)..........................       44         *             44          --           --
  Bret W. Jorgenson Sep. Prop. Trust dtd
    7/16/99(1)..................................       44         *             44          --           --
  Craig T. & Penny L. Davenport Family
    Trust(1)....................................       44         *             44          --           --
  DIMA Ventures(1)..............................       44         *             44          --           --
  Donald R. Myll(1).............................       44         *             44          --           --
  Gordon Clemons(1).............................       44         *             44          --           --
  Helmet Investments, LLC(1)....................       44         *             44          --           --
  John F. Nicholson(1)..........................       44         *             44          --           --
  Joseph P. Tallman(1)..........................       44         *             44          --           --
  Kenneth Virnig(1).............................       44         *             44          --           --
  Kriens Revocable Trust dated 10/29/96(1)......       44         *             44          --           --

                                                                                              SHARES
                                                  SHARES BENEFICIALLY                      BENEFICIALLY
                                                    OWNED PRIOR TO                         OWNED AFTER
                                                       OFFERING          NUMBER OF           OFFERING
                                                  -------------------   SHARES BEING   --------------------
              SELLING STOCKHOLDERS                 NUMBER    PERCENT      OFFERED       NUMBER     PERCENT
------------------------------------------------  --------   --------   ------------   --------   ---------
  Living Trust of Stephens F. Millard dated
    9/16/91(1)..................................       44         *             44          --           --
  Louis E. Hallman, III & Sherry L. Messman
    Family Trust(1).............................       44         *             44          --           --
  Lubock Family Trust dated 5/14/91(1)..........       44         *             44          --           --
  Michael Grimes(1).............................       44         *             44          --           --
  Price Trust U/T/A dated 10/5/84 as amended
    Thomas A. Price Trustee(1)..................       44         *             44          --           --
  Robert & Betsy Rosenbluth Revocable Living
    Trust Dated 4/11/91(1)......................       44         *             44          --           --
  Robert C. Hawk(1).............................       44         *             44          --           --
  Robert M. Fell(1).............................       44         *             44          --           --
  Sheldon D. Asher Trust Dated 8/31/98(1).......       44         *             44          --           --
  The Byrnes Family Trust Dated 7/24/86(1)......       44         *             44          --           --
  Barbara Reiter(1).............................       26         *             26          --           --
  Mary Ellen Ashburn(1).........................       26         *             26          --           --
  Steve Foster(1)...............................       26         *             26          --           --
  John Selling(1)...............................       22         *             22          --           --
  Lydia Selling(1)..............................       22         *             22          --           --
  George Abe(1).................................       18         *             18          --           --
  Antoinette Belt(1)............................       10         *             10          --           --
  Christine Burkett(1)..........................       10         *             10          --           --
  Mark A. Tonnesen(1)...........................       10         *             10          --           --
  Robert D. Lent(1).............................       10         *             10          --           --
  Aneel Bhusrl(1)...............................        8         *              8          --           --
  Bruce Edwards(1)..............................        8         *              8          --           --
  David McCarty(1)..............................        8         *              8          --           --
  Keith Krach--Ariba, Inc.(1)...................        8         *              8          --           --
  Mark Floyd(1).................................        8         *              8          --           --
  Adam Dell--Impact Venture Partners(1).........        6         *              6          --           --
Domain Partners IV, L.P.........................  157,627         *        157,627          --           --
Eckard Weber(2).................................  136,175         *        133,798       2,377            *
Domain Partners III, L.P........................  123,581         *        123,581          --           --
Aurora Biosciences Corporation..................   98,959         *         98,959          --           --
Sanderling Venture Partners IV, L.P.............   97,547         *         97,547          --           --
3i BioScience Investment Trust PLC..............   88,047         *         88,047          --           --
Axys Pharmaceuticals, Inc.......................   70,900         *         70,900          --           --
Sanderling IV Limited, L.P......................   38,055         *         38,055          --           --
Sanderling IV Biomedical, L.P...................   37,974         *         37,974          --           --
Sanderling [Feri Trust] Venture Partners IV,
  G.P...........................................   10,821         *         10,821          --           --
Jeff & Oriana Vick as Community Property(3).....   21,893         *         10,654      11,239            *
Sanderling IV Biomedical Co-Investment Fund.....   10,628         *         10,628          --           --
Sanderling Venture Partners IV Co-Investment
  Fund..........................................   10,628         *         10,628          --           --
Marvin Rosenthale(4)............................    6,658         *          6,658          --           --
F. Richard Nichol(5)............................    5,193         *          5,193          --           --
DP III Associates, L.P..........................    4,182         *          4,182          --           --
GC&H Investments................................    4,087         *          4,087          --           --
Bernd Seizinger(6)..............................    4,041         *          4,041          --           --
Comdisco(7).....................................    3,958         *          3,958          --           --
DP IV Associates, L.P...........................    3,776         *          3,776          --           --

                                                                                              SHARES
                                                  SHARES BENEFICIALLY                      BENEFICIALLY
                                                    OWNED PRIOR TO                         OWNED AFTER
                                                       OFFERING          NUMBER OF           OFFERING
                                                  -------------------   SHARES BEING   --------------------
              SELLING STOCKHOLDERS                 NUMBER    PERCENT      OFFERED       NUMBER     PERCENT
------------------------------------------------  --------   --------   ------------   --------   ---------
Fred A. Middleton...............................    2,640         *          2,640          --           --
Robert G. McNeil(8).............................    2,640         *          2,640          --           --
Lowell E. Sears as Trustee of the Sears Living
  Trust Dtd 3/11/91.............................    2,452         *          2,452          --           --
Ingrid Rothe(1).................................    2,000         *          2,000          --           --
Bradford R. Sawyer(1)...........................    2,000         *          2,000          --           --
Marker Gene Technologies, Inc...................      761         *            761          --           --
Wu Yang.........................................      680         *            680          --           --
Linda Francis(9)................................      190         *            190          --           --
Tye Waterhouse..................................      139         *            139          --           --
Susan L. Gawlak.................................      110         *            110          --           --
Shaojuan Jia(10)................................       67         *             67          --           --

------------------------

* Less than 1%

(1) Represents number of shares acquired pursuant to a transfer or distribution from another selling stockholder after June 16, 2000. With respect to such selling stockholder, we are unable to determine the number of shares of our common stock beneficially held by it other than the shares being offered by this Prospectus.

(2) Includes 2,377 shares subject to stock options exercisable within 60 days from June 16, 2000.

(3) Includes 11,239 shares subject to stock options exercisable within 60 days from June 16, 2000.

(4) Includes 6,658 shares subject to stock options exercisable within 60 days from June 16, 2000.

(5) Includes 4,375 shares subject to stock options exercisable within 60 days from June 16, 2000.

(6) Includes 4,041 shares subject to stock options exercisable within 60 days from June 16, 2000.

(7) Includes 3,958 shares subject to warrants exercisable within 60 days from June 16, 2000.

(8) Includes 167 shares held by Robert G. McNeil, Trustee of the Sanderling Management Company, LLC Retirement Trust FBO Robert G. McNeil.

(9) Includes 190 shares subject to stock options exercisable within 60 days from June 16, 2000.

(10) Includes 67 shares subject to stock options exercisable within 60 days from June 16, 2000.